UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2020

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US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39120	84-2421185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 S. Capitol Blvd., Suite 1000

Boise, Idaho 83702

(Address of Principal Executive Offices) (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ECOL	Nasdaq Global Select Market
Warrants to Purchase Common Stock	ECOLW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2020, each of Richard Burke and E. Renae Conley (together, the “Indemnitees”) were elected to the board of directors (the “Board”) of US Ecology, Inc. (the “Company”) as further described below. The Indemnitees entered into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form 8-K filed on November 12, 2014.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders (the “Annual Meeting”) was held on June 3, 2020. The Company’s stockholders approved each of the three proposals described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 20, 2020 (the “Proxy Statement”).

The proposals below are described in the Proxy Statement. Of the 31,088,304 shares outstanding and entitled to vote, 26,924,217 shares were represented at the Annual Meeting in person or by proxy. The results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

(i)  Election of Directors – The following persons were elected as directors to hold office until the next annual meeting of stockholders or until their death, resignation or removal.

	Votes For	Votes Withheld
Richard Burke	24,160,815	322,305
E. Renae Conley	24,140,123	342,997
Katina Dorton	24,036,771	446,349
Glenn A. Eisenberg	22,489,438	1,993,682
Jeffrey R. Feeler	23,682,938	800,182
Daniel Fox	24,034,892	448,228
Ronald C. Keating	24,034,648	448,472
John T. Sahlberg	24,099,336	383,784
Melanie Steiner	24,167,261	315,859

(ii)  Ratification of the Company’s Independent Registered Public Accounting Firm – The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year. The voting results were 26,605,269 shares “FOR,” 290,163 shares “AGAINST” and 28,785 shares “ABSTAIN.”

(iii) Advisory Vote on Executive Compensation – The Company’s stockholders approved by non-binding advisory vote the executive compensation of certain executive officers. The voting results were 23,367,281 shares “FOR,” 1,091,874 shares “AGAINST” and 23,965 shares “ABSTAIN.”

There were 2,441,097 broker non-votes with respect to the election of each director and approval by non-binding advisory vote of the executive compensation of certain officers. There were no broker non-votes with respect to the appointment of the independent registered public accounting firm.

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Item 8.01. Other Events.

On June 3, 2020, at which time more than a majority of the Company’s issued and outstanding shares had been voted in favor of each director standing for election, the Board held a regularly scheduled meeting at which Jeffrey R. Feeler was appointed Chairman of the Board and the following directors, each of whom are independent as defined by the applicable NASDAQ standards, were appointed to the respective committees identified below:

Audit Committee	Corporate Governance Committee	Compensation Committee	Corporate Responsibility and Risk Committee
Glenn A. Eisenberg (Chair)	Daniel Fox (Chair)	John T. Sahlberg (Chair)	Melanie Steiner (Chair)
Richard Burke	E. Renae Conley	Richard Burke	Glenn A. Eisenberg
Katina Dorton	Ronald C. Keating	Katina Dorton	Daniel Fox
Melanie Steiner		Ronald C. Keating	John T. Sahlberg

The Company’s Corporate Governance Guidelines provide that in the event the Chairman of the Board is an employee of the Company, the Chair of the Corporate Governance Committee shall serve as Lead Independent Director. Accordingly, because Jeffrey R. Feeler, the President and Chief Executive Officer of the Company, was appointed to the position of Chairman of the Board, Daniel Fox, Chair of the Corporate Governance Committee, shall serve as the Board’s Lead Independent Director.

Also effective June 3, 2020, the annual cash retainer paid to non-employee directors of the Board increased from $50,000 to $57,500 and the annual equity award increased from $75,000 to $112,500. In addition, the annual retainer paid to members of the Audit Committee, Compensation Committee and Corporate Governance Committee, $7,000, $5,000 and $5,000 respectively, was eliminated. There were no changes to the other annual retainers paid to non-employee directors, namely: $15,000 for the Lead Independent Director, $20,000 for the Audit Committee Chair, and $10,000 for each of the Compensation Committee, Corporate Governance Committee and Corporate Responsibility and Risk Committee Chairs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: June 9, 2020	By:/S/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President and Chief Financial Officer

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